Exhibit 99.1

Puglisi & Associates

July 25, 2016

XL Group Ltd
Attn: Kirstin R. Gould

Harbor Point

100 Washington Boulevard

Stamford, CT 06902

Re:	Registration Statement on Form S-8 of XL Group Ltd (the “Registration Statement”)

Ladies and Gentlemen:

Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, hereby accepts its appointment as agent for service of process for XL Group Ltd, in connection with the Registration Statement.

Any process received by us will be forwarded to:

XL Group Ltd
Attn: Kirstin R. Gould
XL Group
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
203-964-3595
(212) 905-3320

We acknowledge receiving $500.00 as payment for the first year of this appointment, which is renewable annually.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

Puglisi & Associates

By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director